Exhibit 10.2

EXECUTION VERSION

PURCHASE AND SALE AGREEMENT

by and between

GOLUB CAPITAL BDC FUNDING II LLC,

as the Purchaser

and

Golub CAPITAL BDC, INC.,

as the Transferor

Dated as of February 1, 2019

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SCHEDULES AND EXHIBITS

Schedule I – Sale Portfolio List

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of February 1, 2019, by and between Golub Capital BDC, Inc., a Delaware limited liability company, as the seller (the “Transferor”) and Golub Capital BDC Funding II LLC, a Delaware limited liability company, as the purchaser (the “Purchaser”).

WITNESSETH:

WHEREAS, the Purchaser has agreed to Purchase (as hereinafter defined) from the Transferor from time to time, and the Transferor has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain Loan Assets (as hereinafter defined) and Related Assets related thereto on the terms set forth herein;

WHEREAS, it is contemplated that the Purchaser will grant a security interest in the Loan Assets and Related Assets Purchased hereunder, to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan and Servicing Agreement (as defined herein) and the related Transaction Documents; and

WHEREAS, the Transferor agrees that all representations, warranties, covenants and agreements made by the Transferor herein with respect to the Sale Portfolio shall also be for the benefit of any Secured Party.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and the Transferor, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.      General. Unless a contrary intention appears: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter forms, (c) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” (d) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (e) the word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law of with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities, (f) unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (subject to any restrictions on such amendments, modifications, supplements, restatements or replacements set forth herein), (ii) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), (iii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (iv) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (g) unless expressly stated otherwise, any decision to be made at the discretion of any Person shall be in its sole discretion (or in the case of the Purchaser, its assignee), (h) reference to any time means New York, New York time (unless expressly specified otherwise), (i) any reference to “close of business” means 6:00 p.m., New York, New York time, and (j) any use of the term “knowledge” or “actual knowledge” in this Agreement shall mean actual knowledge of a Responsible Officer after reasonable inquiry. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Loan and Servicing Agreement, provided that if within such definition in the Loan and Servicing Agreement a further term is used which is defined herein, then such further term shall have the meaning given to such further term herein.

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Section 1.2.      Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Agreement” means this Purchase and Sale Agreement, as the same may be amended, restated, waived, supplemented and/or otherwise modified from time to time hereafter.

“Early Termination” has the meaning specified in Section 8.1(a).

“Facility Financing Statements” has the meaning specified in Section 3.1(d).

“Indemnified Amounts” has the meaning specified in Section 9.1(a).

“Indemnified Party” has the meaning specified in Section 9.1(a).

“Loan and Servicing Agreement” means that certain Loan and Servicing Agreement, dated as of February 1, 2019, by and among the Purchaser, as the Borrower, the Transferor, as the Originator and the Servicer, Morgan Stanley Senior Funding Inc., as the Administrative Agent, the Lenders from time to time party thereto, each of the Securitization Subsidiaries from time to time party thereto and Wells Fargo Bank, National Association, as the Collateral Agent, the Account Bank and the Collateral Custodian.

“Loan Asset” means any commercial loan listed on Schedule I hereto (and including any updates thereto), and all accounts, payment intangibles, instruments and other property related to the foregoing.

“Loan Assignment” means any assignment and assumption agreement, assignment and acceptance or similar assignment agreement at any time entered into between the Transferor and the Purchaser, and if applicable, accepted by the agent or trustee under any Underlying Instrument for the purpose of conveying the Transferor’s right, title and interest in and to the Loan Assets set forth therein to the Purchaser.

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“Non-Consolidation/True Sale Opinion” has the meaning specified in Section 4.1(kk).

“Purchase” means a purchase by the Purchaser of an Eligible Loan Asset and the Related Assets from the Transferor pursuant to ARTICLE II.

“Purchase Date” has the meaning specified in Section 2.1(b).

“Purchase Price” has the meaning specified in Section 2.2.

“Purchaser” has the meaning specified in the Preamble.

“Replaced Loan Asset” has the meaning specified in Section 6.2(b)(i).

“Repurchase Price” means, with respect to a Loan Asset to be repurchased pursuant to ARTICLE VI hereof, an amount equal to the sum of (a)(i) the then-applicable Advance Rate of such Loan Asset, multiplied by (ii) the Outstanding Balance of such Loan Asset, plus (b) any expenses or fees with respect to such Loan Asset and costs and damages incurred by the Purchaser (or any of its assignees, including the Administrative Agent or any Lender) in connection with any violation by such Loan Asset or the related Obligor of any Applicable Law.

“Sale” and “Sell” have the meanings specified in Section 2.1(a), and the term “Sold” shall have the corresponding meaning.

“Sale Portfolio” means all right, title, and interest (whether now owned or hereafter acquired or arising, and wherever located) of the Transferor in the property identified below in clauses (a) through (c) and all accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles (including payment intangibles), instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, or other property consisting of, arising out of, or related to any of the following (in each case excluding the Retained Interest and the Excluded Amounts):

(a)       the Loan Assets, and all monies due or to become due in payment under such Loan Assets on and after the related Cut-Off Date, including, but not limited to, all Available Collections;

(b)       the Related Assets with respect to the Loan Assets referred to in clause (a); and

(c)       all income and Proceeds of the foregoing.

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“Schedule I” means the schedule of all Sale Portfolio that is Sold by the Transferor to the Purchaser on each Purchase Date and incorporated herein by reference, which schedule shall, together with all supplements and amendments thereto, be included in and made part of the Loan Asset Schedule attached to the Loan and Servicing Agreement.

“Substitute Eligible Loan Asset” has the meaning specified in Section 6.2(a).

“Substitution” has the meaning specified in Section 6.2(a).

“Transfer Taxes” means any tax, fee or governmental charge payable by the Purchaser, the Transferor or any other Person to any federal, state or local government arising from or otherwise related to the Sale of any Loan Asset, the Related Collateral (if any) and/or any other Related Assets from the Transferor to the Purchaser under this Agreement (excluding taxes measured by net income).

“Transferor Purchase Event” means with respect to any Loan Asset, the occurrence of a breach of the Transferor’s representations and warranties under Section 4.2 on the Cut-Off Date for such Loan Asset.

“Transferor Termination Event” has the meaning specified in Section 8.1(a).

Section 1.3.      Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP, as in effect from time to time. All terms used in Article 9 of the New York UCC, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.4.       Certain References. All references to the Outstanding Balance of a Loan Asset as of a Purchase Date shall refer to the close of business on such day.

ARTICLE II.

SALE AND PURCHASE OF THE ELIGIBLE LOAN ASSETS

Section 2.1.       Sale and Purchase of the Eligible Loan Assets. On or after the Closing Date:

(a)       Subject to the terms and conditions of this Agreement (including the conditions to Purchase set forth in ARTICLE III), the Transferor hereby agrees to (i) sell, transfer and otherwise convey (collectively, “Sell” and any such sale, transfer and/or other conveyance, a “Sale”), from time to time, to the Purchaser, without recourse (except to the extent specifically provided herein), and the Purchaser hereby agrees to purchase, all right, title and interest of the Transferor (whether now owned or hereafter acquired or arising, and wherever located) in and to certain Sale Portfolio designated by the Transferor and (ii) transfer, or cause the deposit into, the Collection Account of all Available Collections received by the Transferor on account of any Sale Portfolio hereunder on and after the Purchase Date with respect to such Sale Portfolio, in each case, within two (2) Business Days of the receipt thereof. The Transferor hereby acknowledges that each Sale to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by the Transferor.

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(b)       The Transferor shall on any Business Day prior to a Transferor Termination Event (each a “Purchase Date”) execute and deliver to the Purchaser a proposed Loan Assignment identifying the Sale Portfolio to be Sold by the Transferor to the Purchaser on such Purchase Date. From and after such Purchase Date, such Sale Portfolio shall be deemed to be listed on Schedule I hereto and constitute part of the Sale Portfolio hereunder.

(c)       [reserved].

(d)       On and after each Purchase Date hereunder and upon payment of the Purchase Price therefor, the Purchaser shall own the Sale Portfolio Sold by the Transferor to the Purchaser on such Purchase Date, and the Transferor shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such Sale Portfolio.

(e)       Except as specifically provided in this Agreement, the Sale and Purchase of the Sale Portfolio under this Agreement shall be without recourse to the Transferor; it being understood that the Transferor shall be liable to the Purchaser for all representations, warranties, covenants and indemnities made by the Transferor pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Transferor for the credit risk of the Obligors.

(f)       The Purchaser and any assignee of the Purchaser shall have the funding obligations to Obligors pursuant to the terms of the applicable Underlying Instrument for Delayed Draw Loan Assets and any other obligation or liability to Obligors required of the Purchaser or such assignee as lender of record. The Purchaser and any assignee of the Purchaser shall not have any obligation or liability to any Obligor or client of the Transferor (including any obligation to perform any obligation of the Transferor, including with respect to any other related agreements) in respect of the Sale Portfolio other than those obligations and liabilities set forth in the preceding sentence. No Secured Party shall have any obligation or liability pursuant to the terms of the applicable Underlying Instrument, no such obligation or liability is intended to be assumed by the Secured Parties and any such assumption is expressly disclaimed. Without limiting the generality of the foregoing, the Sale of the Sale Portfolio by the Transferor to the Purchaser pursuant to this Agreement does not constitute and is not intended to result in a creation or assumption by the Purchaser or the Secured Parties of any obligation of the Transferor, as lead agent, collateral agent or paying agent under any Loan Asset.

(g)       In connection with each Purchase of Sale Portfolio hereunder, the Transferor shall cause to be delivered to the Collateral Custodian (with a copy to the Administrative Agent), no later than 4:00 p.m. on the related Purchase Date, an e-mailed copy of the duly executed original promissory notes of the Loan Assets (or, in the case of any Noteless Loan, a fully executed assignment agreement or credit agreement (as applicable)); provided that, notwithstanding the foregoing, the Transferor shall cause the Loan Asset Checklist and the other Required Loan Documents with respect to such Loan Assets to be in the possession of the Collateral Custodian not later than (A) five (5) Business Days if the Servicer or its Affiliate is the agent with respect to such Loan Asset and (B) otherwise, thirty (30) days in each case after the related Purchase Date as to any Loan Assets.

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(h)       In accordance with the Loan and Servicing Agreement, certain documents relating to the Sale Portfolio shall be delivered to and held in trust by the Collateral Custodian for the benefit of the Purchaser and its assignees, and the Purchaser hereby instructs the Transferor to cause such documents to be delivered to the Collateral Custodian. Such delivery to the Collateral Custodian of such documents and the possession thereof by the Collateral Custodian is at the will of the Purchaser and its assignees and in a custodial capacity for their benefit only.

(i)       The Transferor shall provide all information, and any other reasonable assistance, to the Collateral Custodian and the Collateral Agent necessary for the Collateral Custodian and the Collateral Agent, as applicable, to conduct the management, administration and collection of the Sale Portfolio Purchased hereunder in accordance with the terms of the Loan and Servicing Agreement.

(j)        In connection with each Purchase of Sale Portfolio hereunder, the Transferor hereby grants to each of the Purchaser and its assigns, the Administrative Agent, the Lender, the Collateral Agent and the Collateral Custodian an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by the Transferor to account for the Sale Portfolio, to the extent necessary to administer the Sale Portfolio, whether such software is owned by the Transferor or is owned by others and used by the Transferor under license agreements with respect thereto; provided that, should the consent of any licensor of such software be required for the grant of the license described herein to be effective or for the Purchaser to assign such licenses to the Transferor or any successor, the Transferor hereby agrees that upon the request of the Purchaser or its assignees, the Administrative Agent, the Lender, the Collateral Custodian or the Collateral Agent, the Transferor shall use commercially reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the Collection Date and shall terminate on the date this Agreement terminates in accordance with its terms. The Transferor shall use its commercially reasonable efforts to ensure that each of the Purchaser (and its assignees), the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the Transferor (or any successor) has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Sale Portfolio and/or to recreate the related Loan Files.

(k)       In connection with the Purchase by the Purchaser of Sale Portfolio as contemplated by this Agreement, the Transferor further agrees that it shall, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and its financial statements, that such Sale Portfolio has been purchased by the Purchaser in accordance with this Agreement.

(l)        The Transferor further agrees to deliver to the Purchaser on or before each Purchase Date a computer file containing a true, complete and correct list of all Loan Assets to be Sold hereunder on such Purchase Date, identified by Obligor’s name and Outstanding Balance as of the related Cut-Off Date. Such file or list shall be delivered to the Purchaser as confidential and proprietary, and is hereby incorporated into and made a part of Schedule I to this Agreement, as such Schedule I may be supplemented and amended from time to time.

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(m)      The Transferor shall, at all times, continue to fulfill its obligations under, and in strict conformance with, the terms of all Underlying Instruments (other than with respect to funding obligations to Obligors pursuant to the terms of the applicable Underlying Instrument for Delayed Draw Loan Assets and any other obligations to Obligors or other third parties pursuant to the terms of the applicable Underlying Instrument required of the Purchaser as lender of record under such Underlying Instrument) related to any Sale Portfolio purchased hereunder, including without limitation any obligations pertaining to any Retained Interest.

(n)       The Transferor and the Purchaser each acknowledge with respect to itself that the representations and warranties of the Transferor in Section 4.1 and Section 4.2 hereof and of the Purchaser in Section 4.3 hereof, and the covenants and agreements of the Transferor herein, including without limitation, in ARTICLE V and ARTICLE VI hereof, will run to and be for the benefit of the Purchaser and the Collateral Agent (on behalf of the Secured Parties) and the Purchaser and the Collateral Agent (on behalf of the Secured Parties), upon the occurrence of a Transferor Termination Event, may enforce directly (without joinder of the Purchaser when enforcing against the Transferor) the obligations of the Transferor or the Purchaser, as applicable, with respect to breaches of such representations, warranties, covenants and all other obligations, as set forth in this Agreement.

Section 2.2.       Purchase Price.

The purchase price for each item of Sale Portfolio (other than Non-Levered Loan Assets) Sold to the Purchaser hereunder (the “Purchase Price”) shall be the fair market value of such Loan Asset. The Purchase Price for any Non-Levered Loan Asset Sold by the Transferor to the Purchaser on any Purchase Date shall be the fair market value thereof.

Section 2.3.       Payment of Purchase Price.

(a)       The Purchase Price for any Sale Portfolio Sold by the Transferor to the Purchaser on any Purchase Date shall be paid in a combination of: (i) immediately available funds; and (ii) if the Purchaser does not have sufficient funds to pay the full amount of the Purchase Price (after taking into account the Advances the Purchaser expects to receive pursuant to the Loan and Servicing Agreement), by means of a capital contribution by the Transferor to the Purchaser.

(b)       The portion of such Purchase Price to be paid in immediately available funds shall be paid by wire transfer on the applicable Purchase Date to an account designated by the Transferor on or before such Purchase Date or by means of proper accounting entries being entered upon the accounts and records of the Transferor and the Purchaser on the applicable Purchase Date.

(c)        In connection with each delivery of a Loan Assignment (other than with respect to any Non-Levered Loan Asset), the Transferor hereunder shall be deemed to have certified, with respect to the Sale Portfolio to be Sold by it on such day, that its representations and warranties contained in Section 4.1 and Section 4.2 are true, complete and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) on and as of such day, with the same effect as though made on and as of such day (other than any representation or warranty that is made as of a specific date), that no Event of Default has occurred or would result therefrom and no Unmatured Event of Default exists or would result therefrom.

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(d)       Upon the payment of the Purchase Price for any Purchase, title to the Sale Portfolio included in such Purchase shall vest in the Purchaser, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Purchaser shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Transferor in fact to satisfy any such condition precedent, covenant or agreement.

Section 2.4.       Nature of the Sales.

(a)       It is the express intent of the parties hereto that the Sale of the Sale Portfolio by the Transferor to the Purchaser hereunder be, and be treated for all purposes as an absolute and true sale by the Transferor (free and clear of any Lien, security interest, charge or encumbrance other than Permitted Liens) of such Sale Portfolio. It is, further, not the intention of the parties that such Sale be deemed a pledge of the Sale Portfolio by the Transferor to the Purchaser to secure a debt or other obligation of the Transferor. However, in the event that, notwithstanding the intent of the parties, the Sale Portfolio is held to continue to be property of the Transferor, then the parties hereto agree that: (i) this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC; (ii) the transfer of the Sale Portfolio provided for in this Agreement shall be deemed to be a grant by the Transferor to the Purchaser of a first priority security interest (subject only to Permitted Liens) in all of the Transferor’s right, title and interest in and to the Sale Portfolio and all amounts payable to the holders of the Sale Portfolio in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Controlled Accounts, whether in the form of cash, instruments, securities or other property, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Sale Portfolio together with all of the other obligations of the Transferor hereunder; (iii) the possession by the Purchaser or the Collateral Agent (or the Collateral Custodian on behalf of the Collateral Agent, for the benefit of the Secured Parties) of Sale Portfolio and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be, subject to clause (iv), for purposes of perfecting the security interest pursuant to the UCC; and (iv) acknowledgements from Persons holding such property shall be deemed acknowledgements from custodians, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under Applicable Law. The parties further agree in such event that any assignment of the interest of the Purchaser pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created pursuant to the terms of this Agreement. The Purchaser shall, to the extent consistent with this Agreement and the other Transaction Documents, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Sale Portfolio, such security interest would be deemed to be a perfected security interest of first priority (subject only to Permitted Liens) under Applicable Law and will be maintained as such throughout the term of this Agreement. The Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.

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(b)       It is the intention of each of the parties hereto that the Sale Portfolio Sold by the Transferor to the Purchaser pursuant to this Agreement shall constitute assets owned by the Purchaser and shall not be part of the Transferor’s estate in the event of the filing of a bankruptcy petition by or against the Transferor under any bankruptcy or similar law.

(c)       The Purchaser agrees to treat, and shall cause the Transferor to treat, for all purposes, the transactions effected by this Agreement as sales of assets to the Purchaser. The Transferor agrees to reflect in the Transferor’s financial records and to include a note in its publicly filed annual and quarterly financial statements indicating that: assets that have been sold hereunder are owned by the Purchaser and that while the Purchaser is consolidated in the financial statements of the Transferor, the creditors of the Purchaser have received ownership and/or security interests in such assets and such assets are not available to the creditors of the Transferor (or any creditors of its affiliates).

ARTICLE III.

CONDITIONS OF SALE AND PURCHASE

Section 3.1.      Conditions Precedent to Effectiveness. This Agreement shall be effective upon the satisfaction of the conditions precedent that the Purchaser shall have received on or before the Closing Date, in form and substance satisfactory to the Purchaser, all of the following:

(a)       a copy of this Agreement duly executed by each of the parties hereto;

(b)       a certificate of the Secretary or Assistant Secretary of the Transferor, dated the Closing Date, certifying (i) the names and true signatures of the incumbent officers of the Transferor authorized to sign on behalf of the Transferor this Agreement, the Loan Assignments and all other documents to be executed by the Transferor hereunder or in connection herewith (on which certificate the Purchaser and its assignees may conclusively rely until such time as the Purchaser and such assignees shall receive from the Transferor, a revised certificate meeting the requirements of this Section 3.1(b)), (ii) that the copy of the Transferor’s certificate of formation, certificate of incorporation, articles of incorporation or articles of organization, as applicable, attached to such certificate is a complete and correct copy and that such certificate of formation, certificate of incorporation, articles of incorporation or articles of organization have not been amended, modified or supplemented and are in full force and effect, (iii) that the copy of the Transferor’s bylaws, limited liability company agreement or limited partnership agreement, as applicable, attached to such certificate is a complete and correct copy, and that such bylaws, limited liability company agreement or limited partnership agreement have not been amended, modified or supplemented and are in full force and effect, and (iv) that the copy of the resolutions of the Transferor’s board of managers attached to such certificate, approving and authorizing the execution, delivery and performance by the Transferor of this Agreement, the Loan Assignments and all other documents to be executed by the Transferor hereunder or in connection herewith, is a complete and correct copy and such resolutions have not been amended, modified or supplemented and are in full force and effect;

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(c)       a good standing certificate, dated as of a recent date for the Transferor, issued by the Secretary of State of the Transferor’s State of formation, incorporation or organization;

(d)       financing statements (the “Facility Financing Statements”) describing the Sale Portfolio, and (i) naming the Transferor as the “debtor/transferor”, the Purchaser as “secured party/buyer” and the Collateral Agent, on behalf of the Secured Parties, as “secured party/total assignee” and (ii) other similar instruments or documents, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Purchaser’s interest and the Collateral Agent’s, on behalf of the Secured Parties, interests, respectively, in all Sale Portfolio;

(e)       financing statements, if any, necessary to release all security interests and other rights of any Person in the Sale Portfolio previously granted by the Transferor;

(f)       copies of tax and judgment lien searches in all jurisdictions reasonably requested by the Purchaser or its assignees and requests for information (or a similar UCC search report certified by a party acceptable to the Purchaser and its assigns), dated a date reasonably near to the Closing Date, and with respect to such requests for information or UCC searches, listing all effective financing statements which name the Transferor (under its present name and any previous name) as debtor and which are filed in the jurisdiction of Delaware, together with copies of such financing statements (none of which shall cover any Sale Portfolio);

(g)       all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Purchaser and the Administrative Agent, and the Purchaser and the Administrative Agent shall have received from the Transferor copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Purchaser and the Administrative Agent may have reasonably requested;

(h)       any necessary third-party consents and approvals to the closing of the transactions contemplated hereby, in form and substance satisfactory to the Purchaser;

(i)        all fees then required to be paid in accordance with the provisions of the Transaction Documents shall have been paid on the Closing Date; and

(j)        one or more favorable Opinions of Counsel of counsel to the Transferor with respect to the perfection and enforceability of the security interest hereunder and such other matters as the Purchaser or any assignee thereof may reasonably request.

Section 3.2.      Conditions Precedent to All Purchases. Each Purchase to take place on a Purchase Date on or after the Closing Date hereunder shall be subject to the further conditions precedent that:

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(a)       The following statements shall be true:

(i)       The representations and warranties of the Transferor contained in Section 4.1 and Section 4.2 shall be true, complete and correct in all material respects (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) on and as of such Purchase Date, before and after giving effect to the Purchase to take place on such Purchase Date and to the application of proceeds therefrom, as though made on and as of such date (other than any representation and warranty that is made as of a specific date);

(ii)       There exists no material breach of any covenant contained in Article V and other agreements set forth herein before and after giving effect to each Purchase;

(iii)      No Transferor Termination Event (or event which, with the passage of time or the giving of notice, or both would constitute a Transferor Termination Event) shall have occurred or would result from such Purchase;

(iv)      The Facility Maturity Date has not yet occurred;

(v)       No Applicable Law shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Purchaser in accordance with the provisions hereof; and

(vi)      No Liens exist in respect of Taxes (other than Permitted Liens) which are prior to the Lien of the Collateral Agent on the Eligible Loan Assets to be transferred to the Purchaser on such Purchase Date.

(b)       The Purchaser shall have received a duly executed and completed Loan Assignment along with an updated Schedule I that is true, complete and correct as of the related Cut-Off Date.

(c)       The Transferor shall have delivered to the Collateral Custodian on behalf of the Purchaser and any assignee thereof each item required to be contained in the Required Loan Documents and the Loan Asset Checklist of any of the Loan Assets or Related Assets related thereto being acquired by the Purchaser not later than the related Purchase Date.

(d)       The Transferor shall have taken all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being Purchased on such Purchase Date and, upon the Sale of such Sale Portfolio from the Transferor to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, as lender of record of each Loan Asset included in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (other than Permitted Liens). The Transferor shall have caused to be made, taken or performed all filings (including without limitation UCC filings) required to be made by any Person and all actions required to be taken or performed by any Person in any jurisdiction to give the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest in such Eligible Loan Assets and the Related Assets related thereto (subject only to Permitted Liens).

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(e)       The Administrative Agent shall have provided an Approval Notice to the Transferor for each of the Eligible Loan Assets identified on an updated Schedule I on the applicable Purchase Date.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.      Representations and Warranties of the Transferor. The Transferor makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio (other than with respect to any Non-Levered Loan Asset) Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date (unless a specific date is specified below):

(a)       Organization and Good Standing. The Transferor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite limited liability company power and authority necessary to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Sale Portfolio and to Sell such Sale Portfolio to the Purchaser hereunder.

(b)       Due Qualification. The Transferor is duly qualified to do business as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property and/or the conduct of its business requires such qualification, licenses or approvals.

(c)       Power and Authority; Due Authorization; Execution and Delivery. The Transferor (i) has all necessary power, authority and legal right to (A) execute and deliver this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary organizational action the execution, delivery and performance of this Agreement, each Loan Assignment and the other Transaction Documents to which it is a party and the sale and assignment of an ownership interest in the Sale Portfolio on the terms and conditions herein provided. This Agreement, each Loan Assignment and each other Transaction Document to which the Transferor is a party have been duly executed and delivered by the Transferor.

(d)       Valid Conveyance; Binding Obligations. This Agreement, each Loan Assignment and the Transaction Documents to which the Transferor is party have been and, in the case of each Loan Assignment delivered after the Closing Date, will be, duly executed and delivered by the Transferor, and this Agreement, together with the applicable Loan Assignment in each case, shall effect valid Sales of Sale Portfolio, enforceable against the Transferor and creditors of and purchasers from the Transferor, and this Agreement, each Loan Assignment and such Transaction Documents shall constitute legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its respective terms, except as enforceability may be limited by Bankruptcy Laws and general principles of equity (whether considered in a suit at law or in equity).

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(e)       No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Transferor is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Transferor’s Constituent Documents or any contractual obligation of the Transferor, (ii) result in the creation or imposition of any Lien upon any of the Transferor’s properties pursuant to the terms of any such contractual obligation, other than this Agreement, the other Transaction Documents to which it is a party and Permitted Liens, or (iii) violate any Applicable Law.

(f)        No Proceedings. There is no litigation, proceeding or investigation pending or threatened against the Transferor, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Transferor is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(g)       All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Transferor of this Agreement and any other Transaction Document to which the Transferor is a party, including, without limitation, for the transfer of the Collateral to the Borrower and the pledge of a first priority perfected security interest in such Collateral by the Purchaser to the Collateral Agent, have been obtained.

(h)       State of Organization, Etc. Except as permitted hereunder, the Transferor’s legal name is as set forth in this Agreement. Except as permitted hereunder, the Transferor has not changed its name since its incorporation; does not have tradenames, fictitious names, assumed names or “doing business as” names. The chief executive office of the Transferor (and the location of the Transferor’s Records regarding the Sale Portfolio (other than those delivered to the Collateral Custodian)) is at the address of the Transferor set forth in Section 10.4 (or at such other address as shall be designated by such party in a written notice to the other parties hereto). The Transferor’s only jurisdiction of incorporation is Delaware, and, except as permitted hereunder, the Transferor has not changed its jurisdiction of incorporation.

(i)       Bulk Sales. The grant of the security interest in the Sale Portfolio by the Transferor to the Purchaser pursuant to this Agreement, is in the ordinary course of business for the Transferor and is not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(j)       Solvency. The Transferor is not the subject of any Bankruptcy Proceedings or Bankruptcy Event. The transactions under this Agreement and any other Transaction Document to which the Transferor is a party do not and will not render the Transferor not Solvent.

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(k)       Selection Procedures; Origination of Loan Assets. In selecting the Loan Assets to be transferred to the Purchaser pursuant to the terms of this Agreement, no selection procedures were employed which are intended to be adverse to the interests of the Purchaser (or any of its assignees, including any Secured Party). Such Loan Assets originated by the Transferor were originated pursuant to and in accordance with the Transferor’s policies and procedures.

(l)        Compliance with Applicable Law. The Transferor has complied in all material respects with all Applicable Law to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law.

(m)      Taxes. The Transferor has filed or caused to be filed on a timely basis all tax returns that are required to be filed by it (subject to any extensions to file properly obtained by the same) and is not liable for Taxes payable by any other Person. The Transferor has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its property (other than any amount of tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Transferor or to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect), and no Tax lien (other than a Permitted Lien) has been filed and no claim is being asserted, with respect to any such Tax, assessment or other charge. Any Taxes, fees and other governmental charges due and payable by the Transferor in connection with the execution and delivery of this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby have been paid or shall have been paid if and when due.

(n)       Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including the use of the proceeds from the Sale of the Sale Portfolio) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

(o)       [Reserved].

(p)       No Liens, Etc. The Sale Portfolio to be acquired by Purchaser hereunder is owned by the Transferor free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens), and the Transferor has the full right, corporate power and lawful authority to Sell the same and interests therein and, upon the Sale thereof hereunder, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance (subject only to Permitted Liens). No effective UCC financing statement reflecting the Transferor or the Transferor’s predecessor in interest, as a “Debtor”, or other instrument similar in effect covering all or any part of any Sale Portfolio Purchased hereunder is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as “Secured Party” or “Assignee”, in each case, for the benefit of the Secured Parties pursuant to the Loan and Servicing Agreement.

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(q)       Information True and Correct. All information heretofore furnished by or on behalf of the Transferor to the Purchaser or any assignee thereof in connection with this Agreement or any transaction contemplated hereby is true, complete and correct in all material respects and no such information omits to state a material fact or any fact necessary to make the statements contained therein not misleading in all material respects; provided that, solely with respect to written or electronic factual information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Loan Asset, such information need only be accurate, true and correct to the knowledge of the Transferor. Any projections or forward-looking information (including such statements with respect to the collectability of, or risks or benefits associated with a Loan Asset) provided by or on behalf of the Servicer were prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time so prepared.

(r)        ERISA. The present value of all benefits vested under each Servicer Pension Plan does not exceed the value of the assets of the Servicer Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date) determined in accordance with the assumptions used for funding such Servicer Pension Plan pursuant to Sections 412 and 430 of the Code. No Servicer ERISA Event has occurred or is reasonably expected to occur that, in the aggregate, could subject the Transferor to any material tax, penalty or other liability.

(s)       Investment Company Act. The Transferor is not required to register as an “Investment Company” under the provisions of the 1940 Act.

(t)        Intent of the Transferor. The Transferor has not sold, contributed, transferred, assigned or otherwise conveyed any interest in any Sale Portfolio to the Purchaser with any intent to hinder, delay or defraud any of the Transferor’s creditors.

(u)       Value Given. The Transferor has received fair consideration and reasonably equivalent value from the Purchaser in exchange for the Sale of the Loan Assets (or any number of them) to the Purchaser pursuant to this Agreement. No such transfer has been made for or on account of an antecedent debt owed by the Purchaser to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(v)       Accounting. The Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Sale Portfolio by the Transferor to the Purchaser.

(w)      Broker-Dealers. The Transferor is not a broker/dealer or subject to the Securities Investor Protection Act of 1970, as amended.

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(x)       Special Purpose Entity. The Purchaser is an entity with assets and liabilities separate and distinct from those of the Transferor and any Affiliates thereof, and the Transferor hereby acknowledges that the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the other Secured Parties are entering into the transactions contemplated by the Loan and Servicing Agreement in reliance upon the Purchaser’s identity as a legal entity that is separate from the Transferor and from each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor shall take all steps, including, without limitation, all steps that the Administrative Agent, the Lender and the Collateral Agent may from time to time request, to maintain the Purchaser’s identity as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor shall take all steps to ensure that the Purchaser has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Sections 1.7 or 1.8 of its limited liability company operating agreement and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement.

(y)       Purchase and Sale Agreement. This Agreement and the Loan Assignments (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Underlying Instrument) contemplated herein are the only agreements or arrangements pursuant to which the Transferor Sells the Sale Portfolio Sold by it to the Purchaser.

(z)       Security Interest.

(i)       This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Sale Portfolio in favor of the Purchaser, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Transferor;

(ii)       the Loan Assets, along with the related Loan Files, are comprised of “instruments,” “security entitlements,” “general intangibles,” “accounts,” “certificated securities,” “uncertificated securities,” “securities accounts,” “deposit accounts,” “supporting obligations” or “insurance” (each as defined in the applicable UCC) and/or such other category of collateral under the applicable UCC as to which the Transferor has complied with its obligations under this Section 4.1(z);

(iii)     with respect to items of the Sale Portfolio that constitute “security entitlements”:

(A)       all of such security entitlements have been credited to one of the Controlled Accounts and the securities intermediary for each Controlled Account has agreed to treat all assets credited to such Controlled Account as “financial assets” within the meaning of the applicable UCC;

(B)        the Transferor has taken all steps necessary to cause the securities intermediary to identify in its records the Transferor, subject to the Lien of the Collateral Agent, for the benefit of the Secured Parties, as the Person having a security entitlement against the securities intermediary in each of the Controlled Accounts; and

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(C)        the Controlled Accounts are not in the name of any Person other than the Purchaser, subject to the lien of the Collateral Agent, for the benefit of the Secured Parties. The securities intermediary of any Controlled Account which is a “securities account” under the UCC has agreed to comply with the entitlement orders and instructions of the Transferor, Purchaser and the Collateral Agent (acting at the direction of the Administrative Agent) in accordance with the Transaction Documents, including causing cash to be invested in Permitted Investments; provided that, upon the delivery of a Notice of Exclusive Control by the Collateral Agent (acting at the direction of the Administrative Agent), the securities intermediary has agreed to only follow the entitlement orders and instructions of the Collateral Agent, on behalf of the Secured Parties, including with respect to the investment of cash in Permitted Investments;

(iv)     all Controlled Accounts constitute “securities accounts” or “deposit accounts” as defined in the applicable UCC;

(v)      with respect to any Controlled Account which constitutes a “deposit account” as defined in the applicable UCC, the Transferor, the Account Bank and the Collateral Agent, on behalf of the Secured Parties, have entered into an account control agreement which permits the Collateral Agent on behalf of the Secured Parties to direct disposition of the funds in the deposit account without further consent of the Transferor;

(vi)     the Transferor owns and has good and marketable title to (or with respect to assets securing any Loan Assets, a valid security interest in) the Sale Portfolio Sold by it to the Purchaser hereunder on such Purchase Date, free and clear of any Lien (other than Permitted Liens) of any Person;

(vii)    the Transferor has received all consents and approvals required by the terms of any Loan Asset, to the Sale thereof and the granting of a security interest in the Loan Assets hereunder to the Purchaser;

(viii)   the Transferor has caused the filing of all appropriate UCC financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Sale Portfolio and that portion of the Loan Assets in which a security interest may be perfected by filing granted to the Purchaser under this Agreement;

(ix)      other than as expressly permitted by the terms of this Agreement and the Loan and Servicing Agreement and the security interest granted to the Purchaser and the Collateral Agent, on behalf of the Secured Parties, the Transferor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Sale Portfolio. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Sale Portfolio other than any financing statement (A) relating to the security interest granted to the Purchaser under this Agreement, or (B) that has been terminated and/or fully and validly assigned to the Collateral Agent on or prior to the Closing Date. The Transferor is not aware of the filing of any judgment or Tax lien filings against the Transferor;

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(x)       all original executed copies of each underlying promissory note that constitute or evidence each Loan Asset have been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;

(xi)      [reserved];

(xii)     none of the underlying promissory notes (if any) that constitute or evidence the Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent, on behalf of the Secured Parties;

(xiii)    with respect to any Sale Portfolio that constitutes a “certificated security,” such certificated security has been delivered to the Collateral Custodian, on behalf of the Secured Parties and, if in registered form, has been specially Indorsed to the Collateral Agent, for the benefit of the Secured Parties, or in blank by an effective Indorsement or has been registered in the name of the Collateral Agent, for the benefit of the Secured Parties, upon original issue or registration of transfer by the Purchaser of such certificated security; and

(xiv)    with respect to any Sale Portfolio that constitutes an “uncertificated security”, that the Transferor shall cause the issuer of such uncertificated security to register the Collateral Agent, on behalf of the Secured Parties, as the registered owner of such uncertificated security.

(aa)     Policies and Procedures. The Transferor has complied with its policies and procedures with respect to all of the Sale Portfolio.

(bb)     Instructions to Obligors. The Collection Account is the only account to which Obligors, agent banks or administrative agents on the Loan Assets have been instructed by the Transferor on the Purchaser’s behalf to send Principal Collections and Interest Collections on the Sale Portfolio.

(cc)     Collections. The Transferor acknowledges that it has been instructed by the Purchaser to deposit into the Collection Account the Repurchase Price relating to any Loan Asset required to be repurchased hereunder. The Transferor acknowledges that all Available Collections received by it or its Affiliates with respect to the Sale Portfolio Purchased by the Purchaser pursuant to the terms of this Agreement, along with any funds it is required to deposit into the Collection Account to effect any repurchase of any Loan Asset required hereunder, are held and shall be held in trust for the benefit of the Purchaser until deposited into the Collection Account as required by the Loan and Servicing Agreement.

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(dd)    Set-Off, Etc. No Loan Asset in the Sale Portfolio has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Transferor or the Obligor thereof, and no Loan Asset in the Sale Portfolio is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Sale Portfolio or otherwise, by the Transferor or the Obligor with respect thereto, except, in each case, for amendments, extensions and modifications, if any, to such Sale Portfolio otherwise permitted pursuant to Section 6.04(a) of the Loan and Servicing Agreement and in accordance with the Servicing Standard.

(ee)     [Reserved].

(ff)      [Reserved].

(gg)     Confirmation from the Transferor. The Transferor has agreed pursuant to Section 10.11 that the Transferor will not cause the Purchaser to file a voluntary petition under the Bankruptcy Code.

(hh)     Environmental. With respect to each item of Related Collateral, to the actual knowledge of a Responsible Officer of the Transferor: (i) the related Obligor’s operations comply in all material respects with all applicable Environmental Laws; (ii) none of the related Obligor’s operations is the subject of a federal or state investigation evaluating whether any remedial action, involving expenditures, is needed to respond to a release of any Materials of Environmental Concern into the environment; and (iii) the related Obligor does not have any material contingent liability in connection with any release of any Materials of Environmental Concern into the environment, in each case, except as otherwise specified in the Underlying Instruments pertaining to such Loan Asset. The Transferor has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Related Collateral, nor does the Transferor have knowledge or reason to believe that any such notice will be received or is being threatened.

(ii)      Anti-Terrorism; OFAC; Anti-Corruption.

(i)       None of the Transferor nor any of its Affiliates nor, to the knowledge of the Transferor, any Obligor (a) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2 of such executive order, or (c) is a Person (1) designated on OFAC's list of Specially Designated Nationals and Blocked Persons or otherwise the subject of any Sanctions or (2) in violation of the limitations or prohibitions under any other Sanctions.

(ii)       None of the Transferor nor any of its Affiliates (i) is a Politically Exposed Person, immediate family member of a Politically Exposed Person or close associate of a Politically Exposed Person; or (ii) a foreign shell bank. For purposes of the forgoing, "foreign shell bank" means a bank that does not maintain a physical presence in any country and is not subject to inspection by a banking authority.

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(iii)       No part of the proceeds of the Purchase Price will be used by the Transferor or any of its Affiliates, or permitted to be used by any other Person (in each case, directly or indirectly including by an Obligor), (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable anti-corruption and anti-bribery laws, including the United States Foreign Corrupt Practices Act of 1977, as amended; (b) to fund or facilitate any money laundering or terrorist financing activities or business, or in any other manner that would cause or result in violation of applicable Anti-Money Laundering Laws; or (c) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or in any other manner that would result in a violation by any Person of any Sanctions.

(iv)       No Sale Portfolio or any portion thereof is or will consist of funds, assets or other property or interests in property that is blocked or frozen pursuant to any Sanctions.

(v)       The Transferor acknowledges by executing this Agreement that Lenders (or the Administrative Agent on their behalf) have notified the Transferor that, pursuant to the requirements of the Patriot Act, each Lender is required to obtain, verify and record such information as may be necessary to identify the Transferor or any Person owning twenty-five percent (25%) or more of the direct or indirect Equity Interests of the Transferor (including the name and address of such Person) in accordance with the Patriot Act.

(jj)       Transferor Termination Event. No event has occurred which constitutes a Transferor Termination Event and no event has occurred and is continuing which with the passage of time or the giving of notice, or both would constitute a Transferor Termination Event (other than any Transferor Termination Event which has previously been disclosed to the Administrative Agent as such).

(kk)     Opinion. The statements of fact in the section heading “Facts and Assumptions” in the non-consolidation and true sale opinion (the “Non-Consolidation/True Sale Opinion”) of Dechert LLP, dated as of the date hereof are true, complete and correct.

(ll)       Representations and Warranties for Benefit of the Purchaser’s Assignees. The Transferor hereby makes each representation and warranty contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date to, and for the benefit of the Purchaser (and its assignees), the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian and the other Secured Parties as if the same were set forth in full herein.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a Lien in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser. Upon discovery by the Transferor or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.

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Section 4.2.       Representations and Warranties of the Transferor Relating to the Agreement and the Sale Portfolio.

The Transferor makes the following representations and warranties, on which the Purchaser relies in acquiring the Sale Portfolio Purchased hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date, the Transferor represents and warrants to the Purchaser for the benefit of the Purchaser and each of its successors and assigns that:

(a)       Binding Obligation, Valid Transfer and Security Interest. This Agreement, together with the Loan Assignments, constitutes a valid transfer to the Purchaser of all right, title and interest in, to and under all Sale Portfolio, free and clear of any Lien of any Person claiming through or under the Purchaser or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Sale Portfolio to the Purchaser which upon the delivery of the Required Loan Documents and the filing of the UCC financing statements shall be a valid and first priority perfected security interest in the Loan Assets forming a part of the Sale Portfolio and in that portion of the Loan Assets in which a security interest may be perfected by any filing of a UCC financing statement subject only to Permitted Liens. Neither the Purchaser nor any Person claiming through or under the Transferor shall have any claim to or interest in the Controlled Accounts; provided that if this Agreement constitutes only a grant of a security interest in such property, then the Purchaser shall have the rights in such property as a debtor for purposes of the UCC.

(b)       Eligibility of Sale Portfolio. As of each Purchase Date, (i) Schedule I (other than with respect to Non-Levered Loan Assets) is an accurate and complete listing of all the Loan Assets contained in the Sale Portfolio as of the related Cut-Off Date and the information contained therein with respect to the identity of such item of Sale Portfolio and the amounts owing thereunder is true and correct as of the related Cut-Off Date, (ii) each item of the Sale Portfolio Purchased by the Purchaser hereunder is an Eligible Loan Asset and (iii) with respect to each item of the Sale Portfolio (other than with respect to Non-Levered Loan Assets), all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Transferor in connection with the transfer of an ownership interest or security interest in each item of Sale Portfolio to the Purchaser have been duly obtained, effected or given and are in full force and effect.

(c)       No Fraud. Each Loan Asset was originated or acquired without any fraud or misrepresentation by the Transferor or, to the best of the Transferor’s knowledge, on the part of the Obligor.

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It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the Sale of the Sale Portfolio to the Purchaser and (y) the grant of a first priority perfected security interest in, to and under the Sale Portfolio pursuant to the Loan and Servicing Agreement by the Purchaser. Upon discovery by the Transferor or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent immediately upon obtaining knowledge of such breach.

Section 4.3.       Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties, on which the Transferor relies in selling the Sale Portfolio Sold to the Purchaser hereunder and each of the Secured Parties relies upon in entering into the Loan and Servicing Agreement. As of each Purchase Date, the Purchaser represents and warrants to the Transferor for the benefit of the Transferor and each of its successors and assigns (and as to any Loan Assets, only with respect to the Loan Assets being purchased on such Purchase Date) that:

(a)       Organization, Good Standing and Due Qualification. The Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and all licenses necessary to own its assets and to transact the business in which it is engaged and is duly qualified and in good standing under the laws of each jurisdiction where the transaction of such business or its ownership of the Loan Assets and the Sale Portfolio requires such qualification.

(b)       Power and Authority; Due Authorization; Execution and Delivery. The Purchaser has the power, authority and legal right to make, deliver and perform this Agreement and each of the Transaction Documents to which it is a party and all of the transactions contemplated hereby and thereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party.

(c)       All Consents Required. No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Purchaser of this Agreement, any Loan Assignment or any Transaction Document to which it is a party or the validity or enforceability of this Agreement, any Loan Assignment or any such Transaction Document or the Loan Assets or the transfer of an ownership interest or security interest in such Loan Assets, other than such as have been met or obtained and are in full force and effect.

(d)       Binding Obligation. This Agreement and each of the Transaction Documents to which the Transferor is a party constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with their respective terms, except as the enforceability hereof may be limited by Bankruptcy Laws and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

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(e)       No Violation. The execution, delivery and performance of this Agreement, each Loan Assignment, and the other Transaction Documents to which the Purchaser is a party and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) create any Lien on the Sale Portfolio other than Permitted Liens or (ii) violate any Applicable Law or the Constituent Documents of the Purchaser or (iii) violate any contract or other agreement to which the Purchaser is a party or by which the Purchaser or any property or assets of the Purchaser may be bound.

(f)       Value Given. The Purchaser has given fair consideration and reasonably equivalent value to the Transferor in exchange for the Sale of such Sale Portfolio, which amount the Purchaser hereby agrees is the fair market value of such Sale Portfolio. No such Sale has been made for or on account of an antecedent debt owed by the Purchaser to the Transferor and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(g)       No Proceedings. There is no litigation or administrative proceeding or investigation pending or threatened against the Purchaser or any properties of the Purchaser, before any Governmental Authority (i) asserting the invalidity of this Agreement, any Loan Assignment or any other Transaction Document to which the Purchaser is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Loan Assignment or any other Transaction Document to which the Purchaser is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

(h)       Purchase and Sale Agreement. This Agreement and the Loan Assignments (including any assignment or novation instruments and other documents evidencing the assignment or novation of each Loan Asset in accordance with the related Underlying Instrument) contemplated herein are the only agreements or arrangements pursuant to which the Purchaser Purchases the Sale Portfolio Sold to it by the Transferor.

(i)       Investment Company Act. The Purchaser is not required to register as an “investment company” under the provisions of the 1940 Act.

(j)       Compliance with Law. The Purchaser (i) has complied with all Applicable Law in all material respects to which it may be subject, and no item of Sale Portfolio contravenes any Applicable Law and (ii) is not in violation of any order of any Governmental Authority or other board or tribunal. The Purchaser has not received any notice that it is not in compliance in any respect with any of the requirements of the foregoing. The Purchaser has maintained all records required to be maintained by any applicable Governmental Authority.

(k)       Opinions. The statements of fact in the section heading “Facts and Assumptions” in the Non-Consolidation/True Sale Opinion are true, complete and correct.

(l)       Receipt of Repurchase Price. The Collection Account is the only account to which the Transferor has been instructed to deposit the Repurchase Price relating to any Loan Asset required to be repurchased hereunder. The Purchaser acknowledges that any funds received by it attributable to the repurchase of any Loan Asset hereunder are held and shall be held in trust for the benefit of the Administrative Agent (or its assignees) until deposited by the Purchaser into the Collection Account as required by the Loan and Servicing Agreement.

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ARTICLE V.

COVENANTS OF THE TRANSFEROR

Section 5.1.      Protection of Title of the Purchaser.

(a)      On or prior to the Closing Date, the Transferor shall have filed or caused to be filed UCC financing statements (which may include an "all asset" filings), naming the Transferor as “debtor/transferor”, naming the Purchaser as “secured party/buyer”, and naming the Collateral Agent, for the benefit of the Secured Parties, as “total assignee”, and describing the Sale Portfolio to be acquired by the Purchaser, with the office of the Secretary of State of the state of the jurisdiction of organization of the Transferor. The Transferor agrees that it will from time to time, at its expense, take all actions, that the Purchaser, the Collateral Agent or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Sale Portfolio, or to enable the Purchaser, the Collateral Agent, the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any Transaction Document.

(b)       On or prior to each Purchase Date hereunder, the Transferor shall take all steps necessary under all Applicable Law in order to Sell to the Purchaser the Sale Portfolio being acquired by the Purchaser on such Purchase Date to the Purchaser so that, upon the Sale of such Sale Portfolio from the Transferor to the Purchaser pursuant to the terms hereof on such Purchase Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Sale Portfolio, free and clear of any Lien, security interest, charge or encumbrance or restrictions on transferability (subject only to Permitted Liens). On or prior to each Purchase Date hereunder, the Transferor shall take all steps required under Applicable Law in order for the Purchaser to grant to the Collateral Agent, for the benefit of the Secured Parties, a first priority perfected security interest (subject only to Permitted Liens) in the Sale Portfolio being Purchased by the Purchaser on such Purchase Date and, from time to time thereafter, the Transferor shall take all such actions as may be required by Applicable Law to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Collateral Agent’s first priority perfected security interest in (subject only to Permitted Liens), the Sale Portfolio which have been acquired by the Purchaser hereunder.

(c)       The Transferor shall direct any agent or administrative agent for any Sale Portfolio originated or acquired by the Transferor to remit all payments and collections with respect to such Sale Portfolio and direct the Obligor with respect to such Sale Portfolio to remit all such payments and collections directly to the Collection Account. The Transferor will not make any change, or permit the Transferor to make any change, in its instructions to Obligors regarding payments to be made to the Transferor or payments to be made to the Collection Account, unless the Purchaser and the Administrative Agent have consented to such change. The Transferor shall take commercially reasonable care that only (x) funds constituting payments and collections relating to Sale Portfolio and (y) funds constituting amounts due to the Purchaser in connection with the repurchase of a Loan Asset required hereunder shall be deposited into the Collection Account. In the event any payments relating to any Sale Portfolio are remitted directly to the Transferor or any Affiliate of the Transferor, the Transferor will remit (or will cause all such payments to be remitted) directly to the Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, the Transferor will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Purchaser and its assignees.

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(d)       At any time after the occurrence or declaration of the Facility Maturity Date, the Purchaser, the Collateral Agent or the Administrative Agent may direct the Transferor to notify the Obligors, at Transferor’s expense, of the Purchaser’s (or its assigns) or the Secured Parties’ interest in the Sale Portfolio under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Sale Portfolio be made directly to the Purchaser (or its assigns), the Collateral Agent or the Administrative Agent.

(e)       The Transferor shall, not earlier than six months and not later than three months prior to the fifth anniversary of the date of filing of the UCC financing statement referred to in Section 3.1 or any other UCC financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred:

(i)       file or cause to be filed an appropriate continuation statement with respect to such UCC financing statement; and

(ii)      deliver or cause to be delivered to the Purchaser, the Collateral Agent and the Administrative Agent an opinion of the counsel for Transferor, in form and substance reasonably satisfactory to the Purchaser, the Collateral Agent and the Administrative Agent, confirming and updating the opinion delivered pursuant to Section 3.1 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as specified therein, provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.

(f)       The Transferor shall not (x) change its name, move the location of its principal place of business and chief executive office, change the offices where it keeps records concerning the Sale Portfolio, including without limitation the Records, from the address set forth under its name in Section 10.4, or change the jurisdiction of its formation, or, (y) subject to Section 2.14 of the Loan and Servicing Agreement, move, or consent to the Collateral Custodian moving, the Required Loan Documents and Loan Files from the location thereof on the initial Advance Date, unless the Transferor shall have provided the Administrative Agent with thirty (30) days’ written notice of such move and such Opinions of Counsel and other documents and instruments as the Administrative Agent may reasonably request in connection therewith and have taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Sale Portfolio.

(g)       The Transferor shall at all times maintain each office from which it services Sale Portfolio and its principal executive office within the United States of America.

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(h)       The Transferor shall on or prior to the Closing Date mark its master data processing records and other books and records relating to the Sale Portfolio, including without limitation the Records, so that, from and after the time of Sale under this Agreement of Sale Portfolio to the Purchaser and the grant of a security interest in such Sale Portfolio by the Purchaser to the Collateral Agent for the benefit of the Secured Parties under the Loan and Servicing Agreement, the Transferor’s master data processing records (including archives) and other books and records that refer to such Sale Portfolio shall indicate clearly that such Sale Portfolio has been Purchased by the Purchaser hereunder and that a security interest therein has been granted by the Purchaser to the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement.

(i)        If the Transferor fails to perform any of its obligations hereunder, the Purchaser, the Collateral Agent or the Administrative Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s costs and expenses incurred in connection therewith shall be payable by the Transferor as provided in Section 9.1. The Transferor irrevocably authorizes each of the Purchaser, the Collateral Agent and the Administrative Agent at any time and from time to time at the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion and appoints each of the Purchaser, the Collateral Agent and the Administrative Agent as its attorney-in-fact to act on behalf of the Transferor (i) to file UCC financing statements on behalf of the Transferor, as debtor, necessary or desirable in the Purchaser’s, the Collateral Agent’s or the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchaser or the Collateral Agent in the Sale Portfolio and (ii) to file a carbon, photographic or other reproduction of this Agreement or any UCC financing statement with respect to the Sale Portfolio as a UCC financing statement in such offices as the Purchaser, the Collateral Agent or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchaser or the Collateral Agent in the Sale Portfolio. This appointment is coupled with an interest and is irrevocable.

Section 5.2.       Affirmative Covenants of the Transferor.

From the Closing Date until the Collection Date:

(a)       Compliance with Law. The Transferor will comply with all Applicable Law in all material respects, including those applicable to the Transferor as a result of its interest in the Sale Portfolio or any part thereof.

(b)       Preservation of Company Existence. The Transferor will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(c)       Obligations and Compliance with Sale Portfolio. The Transferor will, at its expense, duly fulfill and comply with all obligations on its part to be fulfilled or complied with under or in connection with the administration of each item of Sale Portfolio and will do nothing to impair the rights of the Collateral Agent, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Sale Portfolio.

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(d)       Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Sale Portfolio, including without limitation the Records, in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Sale Portfolio and the identification of the Sale Portfolio, including without limitation the Records.

(e)       Separate Identity. The Transferor acknowledges that the Administrative Agent, the Collateral Agent, the Collateral Custodian, the Lender and the other Secured Parties are entering into the transactions contemplated by this Agreement, the Loan and Servicing Agreement and the other Transaction Documents in reliance upon the Purchaser’s identity as a legal entity that is separate from the Transferor and each other Affiliate of the Transferor. Therefore, from and after the date of execution and delivery of this Agreement, the Transferor will take all reasonable steps including, without limitation, all steps that the Administrative Agent, the Collateral Agent, the Lender or the other Secured Parties may from time to time reasonably request to maintain the Purchaser’s identity as a legal entity that is separate from the Transferor and each other Affiliate of the Transferor and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Transferor and each other Affiliate thereof and not just a division of the Transferor or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor agrees that:

(i)       the Transferor will take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the criteria and the restrictions set forth in Sections 1.7 and 1.8 of the limited liability company agreement of the Purchaser and Sections 5.01(a), 5.01(b), 5.02(a) and 5.02(b) of the Loan and Servicing Agreement;

(ii)      the Transferor shall maintain its records and books of account separate from those of the Purchaser;

(iii)     the annual financial statements of the Transferor shall disclose the effects of the Transferor’s transactions in accordance with GAAP and the annual financial statements of the Transferor shall not reflect in any way that the assets of the Purchaser, including, without limitation, the Sale Portfolio, could be available to pay creditors of the Transferor or any other Affiliate of the Transferor;

(iv)     the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Transferor as official records;

(v)     the Transferor shall maintain an arm’s-length relationship with the Purchaser and will not hold itself out as being liable for the debts of the Purchaser;

(vi)     the Transferor shall keep its assets and its liabilities wholly separate from those of the Purchaser;

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(vii)    the Transferor will avoid the appearance, and promptly correct any known misperception of any of the Transferor’s creditors, that the assets of the Purchaser are available to pay the obligations and debts of the Transferor; and

(viii)   to the extent that the Transferor services the Loan Assets and performs other services on the Purchaser’s behalf, the Transferor will clearly identify itself as an agent of the Purchaser in the performance of such duties.

(f)        Policies and Procedures. The Transferor will (i) comply with its policies and procedures in regard to the Sale Portfolio and (ii) furnish to the Purchaser, the Collateral Agent and the Administrative Agent, prior to its effective date, prompt written notice of any material changes in the policies and procedures of Transferor.

(g)       Taxes. The Transferor will file or cause to be filed its Tax returns and pay any and all Taxes imposed on it or its property as required by the Transaction Documents (except as contemplated in Section 4.1(m)).

(h)       Cooperation with Requests for Information or Documents. The Transferor will cooperate fully with all reasonable requests of the Purchaser and its assigns regarding the provision of any information or documents, to the extent reasonably obtainable by the Borrower, including the provision of such information or documents in electronic or machine-readable format, to allow each of the Purchaser and its assignees to carry out their responsibilities under the Transaction Documents.

(i)        Payment, Performance and Discharge of Obligations. The Transferor will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all Taxes, assessments and governmental charges upon its income and properties, when due, unless and only to the extent that such obligations, liabilities, Taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Transferor.

(j)        Notices. The Transferor will furnish to the Purchaser, the Collateral Agent and the Administrative Agent:

(i)       Notice of Income Tax Liability. The Transferor shall provide telephonic or e-mail notice within ten (10) Business Days of the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments (i) to the Tax liability of the Transferor or any "affiliated group" (of which the Transferor is a member) in an amount equal to or greater than $2,500,000 in the aggregate, or (ii) to the Tax liability of the Purchaser itself in an amount equal to or greater than $500,000 in the aggregate. Any such notice shall specify the nature of the items giving rise to such adjustments and the amounts thereof;

(ii)       Notice of Auditors’ Management Letters. The Transferor shall provide promptly, after the receipt thereof, any auditors’ management letters that are received by the Transferor or by its accountants;

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(iii)      Notice of Breaches of Representations and Covenants. The Transferor shall provide promptly, upon receipt of notice or discovery thereof, notice to the Purchaser, the Collateral Agent and the Administrative Agent (i) if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given or (ii) of the breach of any covenant under Section 5.1, Section 5.2 or Section 5.3 and at the same time deliver to the Purchaser, the Collateral Agent and the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Transferor shall notify the Purchaser, the Collateral Agent and the Administrative Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Transferor which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;

(iv)     Notice of ERISA Events. The Transferor shall provide notice promptly of (A) any Servicer ERISA Event; or (B) any Lien that is imposed on any asset of the Transferor with respect to any Servicer Pension Plan.

(v)      Notice of Proceedings. The Transferor shall provide, as soon as possible and in any event within five (5) Business Days after the Transferor receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Sale Portfolio, or the Purchaser or the Transferor or any of their Affiliates. For purposes of this Section 5.2(j), (A) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Sale Portfolio, the Transaction Documents, the Collateral Agent’s, for the benefit of the Secured Parties, interest in the Sale Portfolio, or the Purchaser in excess of $1,000,000 shall be deemed to be material and (B) any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Transferor or any of their Affiliates (other than the Purchaser) in excess of $10,000,000 shall be deemed to be material;

(vi)     Notice of Material Events. The Transferor shall promptly, upon becoming aware thereof, provide notice of any event or other circumstance that is reasonably likely to have a Material Adverse Effect;

(vii)    Notice of Event of Default. The Transferor shall provide promptly, and in any event within two (2) Business Days, written notice of the occurrence of each Event of Default of which the Transferor has knowledge or has received notice, other than notice received from the Administrative Agent. In addition, no later than two (2) Business Days following the Transferor’s knowledge or notice of the occurrence of any Event of Default, the Transferor will provide to the Purchaser, the Collateral Agent and the Administrative Agent a written statement of a Responsible Officer of the Transferor setting forth the details of such event and the action that the Transferor proposes to take with respect thereto; and

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(viii)   Notice of Transferor Termination Event and Transferor Purchase Event. The Transferor will provide prompt written notice to the Purchaser, the Collateral Agent and the Administrative Agent of the occurrence of each Transferor Termination Event and each Transferor Purchase Event of which the Transferor has knowledge or has received notice.

(k)       Other. The Transferor will furnish to the Collateral Agent and the Administrative Agent promptly, to the extent reasonably obtainable by the Transferor, such other information, documents, records or reports respecting the Sale Portfolio, including without limitation the Records, or the condition or operations, financial or otherwise, of the Transferor as the Collateral Agent and the Administrative Agent may from time to time reasonably request in order to protect the interests of the Purchaser, the Administrative Agent and the Collateral Agent or the Secured Parties under or as contemplated by this Agreement and the other Transaction Documents.

(l)        Costs and Expenses. The Transferor shall pay all reasonable and documented costs and disbursements in connection with the performance of its obligations hereunder.

(m)      Compliance with Legal Opinions. The Transferor shall take all actions necessary to maintain the accuracy of the factual assumptions in all material respects set forth in the legal opinions of Dechert LLP, as special counsel to the Transferor, issued in connection with the Transaction Documents and relating to the issues of substantive consolidation and true sale of the Loan Assets.

(n)       Disregarded Entity. The Transferor shall cause the Purchaser to be either (i) disregarded as an entity separate from its owner pursuant to Treasury Regulation Section 301.7701-3(b)(ii) or (ii) a partnership (other than a publicly traded partnership) all of whose beneficial owners are United States persons for U.S. federal income tax purposes and shall cause that neither the Purchaser nor any other Person on its behalf shall make an election to be treated as a corporation for U.S. federal income tax purposes under Treasury Regulation Section 301.7701-3(c).

Section 5.3.       Negative Covenants of the Transferor.

From the Closing Date until the Collection Date:

(a)       Sale Portfolio Not to be Evidenced by Instruments. The Transferor will take no action to cause any Sale Portfolio that is not, as of the related Purchase Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Sale Portfolio.

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(b)       Security Interests. Except as otherwise permitted herein and in the Loan and Servicing Agreement, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Sale Portfolio Sold by the Transferor to the Purchaser hereunder, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Transferor will not sell, transfer, pledge, assign or suffer to exist any Lien (except for Permitted Liens) on its interest in the Sale Portfolio Sold by the Transferor to the Purchaser hereunder. The Transferor will promptly notify the Purchaser, the Collateral Agent and the Administrative Agent of the existence of any Lien on any Sale Portfolio and the Transferor shall defend the right, title and interest of the Purchaser and the Collateral Agent, for the benefit of the Secured Parties, in, to and under the Sale Portfolio against all claims of third parties; provided that nothing in this Section 5.3(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist Permitted Liens upon any of the Sale Portfolio.

(c)       Mergers, Acquisitions, Sales, Etc. The Transferor will not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless the Transferor is the surviving entity and unless:

(i)       the Transferor has delivered to the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that any such consolidation, merger, conveyance or transfer and any supplemental agreement executed in connection therewith comply with this Section 5.3 and that all conditions precedent herein provided for relating to such transaction have been complied with and, in the case of the Opinion of Counsel, that such supplemental agreement is legal, valid and binding with respect to the Transferor and such other matters as the Administrative Agent may reasonably request;

(ii)       the Transferor shall have delivered notice of such consolidation, merger, conveyance or transfer to the Administrative Agent;

(iii)     after giving effect thereto, no Event of Default or Transferor Termination Event or event that with notice or lapse of time would constitute either an Event of Default or a Transferor Termination Event shall have occurred; and

(iv)       the Administrative Agent shall have consented in writing to such consolidation, merger, conveyance or transfer.

(d)      [Reserved].

(e)       [Reserved].

(f)       Accounting of Purchases. The Transferor will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Loan Assets to the Purchaser.

(g)       ERISA. The Transferor will not (i) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could result in the imposition of a Lien on any asset of the Transferor with respect to any Servicer Pension Plan, or (ii) take, and will exercise its best efforts not to permit any ERISA Affiliate to take, any action that could reasonably be expected to result any Servicer ERISA Event that, in the aggregate, could subject the Transferor to any material tax, penalty or other liability.

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(h)       [Reserved].

(i)        Limitation on Financing Activities. The Transferor shall not, directly or indirectly, advance or contribute to the Purchaser any funds pursuant to any financial accommodation. For the avoidance of doubt, this clause (i) shall not prohibit the Transferor from contributing Loan Assets to the Purchaser as contemplated herein or providing cash equity contributions to the Purchaser.

(j)        Organizational Documents. The Transferor will not cause or permit the Purchaser to amend, modify, waive or terminate any provision of the Purchaser’s organizational or operational documents without the prior written consent of the Administrative Agent.

(k)       Deposits to Collection Account. The Transferor will not deposit or otherwise credit, or cause to be so deposited or credited, to the Collection Account cash or cash proceeds other than any proceeds realized from Permitted Investments and any Available Collections in respect of the Sale Portfolio. The Transferor shall take commercially reasonable steps to ensure that only funds constituting payments and collections relating to Loan Assets shall be deposited into the Collection Account.

(l)        Instructions to Agents and Obligors. The Transferor will not make any change in its instructions to Obligors (or any agents with respect to the Underlying Instruments) regarding payments to be made with respect to the Sale Portfolio to the Collection Account, unless the Administrative Agent has consented to such change in writing in its sole discretion.

ARTICLE VI.

REPURCHASES AND SUBSTITUTION BY the transferor

Section 6.1.      Repurchase of Loan Assets. In the event of the occurrence of a Transferor Purchase Event, the Transferor will within ten (10) Business Days of the discovery by or notice (from any Person) to the Transferor of the Transferor Purchase Event, (i) purchase each Loan Asset hereunder which is affected by or related to such Transferor Purchase Event from the Purchaser, and the Transferor shall pay to the Purchaser (by means of a deposit to the Collection Account) the Repurchase Price of such Loan Asset as of the date of the purchase thereof from the Purchaser or (ii) with the prior written consent of the Administrative Agent and subject to the satisfaction of the conditions in Section 6.2, substitute for such Loan Asset, a Substitute Eligible Loan Asset. It is understood and agreed that the obligation of the Transferor to purchase the Loan Assets or substitute a Substitute Eligible Loan Asset for the Loan Assets which are affected by or related to such Transferor Purchase Event is not intended to, and shall not, constitute a guaranty of the collectability or payment of any Loan Asset which is not collected, not paid or uncollectible on account of the insolvency, bankruptcy or financial inability to pay of the related Obligor. Upon deposit in the Collection Account of the Repurchase Price for any Loan Asset purchased by the Transferor, the Purchaser shall, automatically and without further action be deemed to transfer, assign and set over such Loan Asset to the Transferor, without recourse, representation or warranty of any kind, except as to the absence of Liens, charges or encumbrances created by or arising solely as a result of actions of the Purchaser or the Collateral Agent. Such Sale shall be a sale outright, and not for security, of all the right, title and interest of the Purchaser, in, to and under such Loan Asset and all future monies due or to become due with respect thereto, the Related Collateral, all Proceeds of such Loan Asset and recoveries related thereto, all rights to security for such Loan Asset and all Proceeds and products of the foregoing. The Purchaser shall (and shall request the Collateral Agent to), at the sole expense of the Transferor, execute such documents and instruments of transfer as may be prepared by the Transferor and take such other actions as may be reasonably requested by the Transferor in order to effect the transfer of such Loan Asset pursuant to this Section 6.1.

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Section 6.2.       Substitution of Loan Assets.

(a)       The Transferor shall have the right, but not the obligation, subject to the prior written consent of the Administrative Agent and the Purchaser, in their sole discretion, to substitute one or more Eligible Loan Assets (“Substitute Eligible Loan Asset”) for a Loan Asset (each such act, a “Substitution”).

(b)       The Substitution shall not occur unless the following conditions are satisfied as of the date of such Substitution:

(i)       the Transferor has recommended to the Purchaser and the Administrative Agent (with a copy to the Collateral Agent and the Collateral Custodian) in writing that the Loan Asset to be replaced should be replaced (each, a “Replaced Loan Asset”);

(ii)       no event has occurred, or would result from such Substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such Substitution, which constitutes an Unmatured Event of Default or a Borrowing Base Deficiency; provided that a Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) shall not impair the right of the Transferor to effect an otherwise permitted substitution as necessary to facilitate a cure of such Borrowing Base Deficiency (and any Unmatured Event of Default arising therefrom) so long as immediately after giving effect to such substitution and any other sale or transfer substantially contemporaneous therewith, such Borrowing Base Deficiency shall be cured, the Transferor shall cause a Substitute Eligible Loan Asset to be transferred to the Purchaser;

(iii)     each Substitute Eligible Loan Asset is an Eligible Loan Asset on the date of Substitution;

(iv)     all representations and warranties contained in Section 4.1 and Section 4.2 shall be true, complete and correct in all material respects as of the date of Substitution (or, in the case of any representation and warranty that is already qualified by materiality, subject to the materiality standard set forth therein) (other than any representation and warranty that is made as of a specific date);

(v)      no selection procedures adverse to the interests of the Purchaser, the Administrative Agent, the Lender or the other Secured Parties were utilized by the Transferor in the selection of the Loan Asset to be replaced by the Substitute Eligible Loan Asset. The Loan Assets were selected for sale, repurchase or substitution in a manner consistent with and pursuant to the change to policies and procedures or the Transferor; and

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(vi)     after giving effect to such substitution, each of the limitations on sales and substitutions set forth in Section 2.07(e) of the Loan and Servicing Agreement is satisfied (and such substitution pursuant to this Section 6.2(a) shall be deemed to be a sale under Section 2.07(a) of the Loan and Servicing Agreement, without duplication, for purposes of calculating compliance with Section 2.07(e) of the Loan and Servicing Agreement).

(c)       In addition, in connection with such Substitution, the Transferor shall deliver or cause to be delivered to the Collateral Custodian the related Required Loan Documents as set forth in Section 2.1(g). On the date any such Substitution is completed, the Purchaser shall, automatically and without further action, release and shall transfer to the Transferor, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Purchaser in, to and under such Replaced Loan Asset, and the Purchaser shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.

Section 6.3.       Repurchase Limitations. The Transferor and the Purchaser agree that the Transferor and any Affiliate of the Transferor may repurchase any Sale Portfolio from the Purchaser only in the case of a repurchase or Substitution of any Sale Portfolio pursuant to Section 6.1 or Section 6.2 or in an arm’s-length transaction for fair market value.

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN

RESPECT OF THE SALE PORTFOLIO

Section 7.1.       Rights of the Purchaser.

(a)       The Transferor hereby authorizes the Purchaser, the Collateral Agent, the Administrative Agent, the Lender and/or their respective designees or assignees, after the occurrence and during the continuation of a Transferor Termination Event, to take any and all steps in Transferor’s name and on behalf of the Transferor that the Purchaser, the Collateral Agent, the Administrative Agent, the Lender and/or their respective designees or assignees determine are reasonably necessary or appropriate to collect all amounts due under any and all Sale Portfolio and to enforce or protect the Purchaser’s, the Collateral Agent’s, the Administrative Agent’s and the Lender’s rights under this Agreement, including endorsing the name of the Transferor on checks and other instruments representing Interest Collections and Principal Collections and enforcing such Sale Portfolio.

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(b)       Except as set forth in Section 6.1 and Section 6.2 with respect to the repurchase or Substitution of certain Loan Assets, the Purchaser shall have no obligation to account for, replace, substitute or return any Sale Portfolio to the Transferor. The Purchaser shall have no obligation to account for or to return Interest Collections or Principal Collections, or any interest or other finance charge collected pursuant thereto, to the Transferor, irrespective of whether such Interest Collections and Principal Collections and charges are in excess of the Purchase Price for such Sale Portfolio.

(c)       The Purchaser shall have the right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Portfolio and all of the Purchaser’s right, title and interest in, to and under this Agreement or the Loan and Servicing Agreement.

(d)       The Purchaser shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Portfolio and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2.       Rights With Respect to Loan Files.

At any time when a Person other than Golub Capital BDC, Inc. has been designated pursuant to Article VI of the Loan and Servicing Agreement, the Transferor shall, at the Purchaser’s, the Collateral Agent’s, the Collateral Custodian’s or the Administrative Agent’s reasonable request, assemble all of the Loan Files which evidence the Sale Portfolio originated by the Transferor, or which are otherwise necessary or desirable to collect such Sale Portfolio, and make the same available to the Purchaser, the Collateral Agent, the Collateral Custodian or the Administrative Agent at a place selected by the Purchaser, the Collateral Agent, the Collateral Custodian, the Administrative Agent or their designee.

Section 7.3.       Notice to Collateral Agent and Administrative Agent.

The Transferor agrees that, concurrently with its delivery to the Purchaser, copies of all notices, reports, documents and other information required to be delivered by the Transferor to the Purchaser hereunder shall be delivered by the Transferor to the Collateral Agent and the Administrative Agent.

ARTICLE VIII.

TRANSFEROR TERMINATION EVENTS

Section 8.1.       Transferor Termination Events.

(a)        If any of the following events (each a “Transferor Termination Event”) shall have occurred:

(i)       the Transferor shall fail to pay any amount required to be paid by the Transferor hereunder when due and such failure to pay is not cured within one (1) Business Day after the same becomes due; provided, however, that a Transferor Termination Event shall not occur under this clause (a) if such failure to pay is caused by an error or omission of an administrative or operational nature and such payment is in fact made on or before the third following Business Day; or

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(ii)       the Transferor shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (i) of this Section 8.1) for a period of 30 days (if such failure can be remedied) after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Transferor by the Administrative Agent or Collateral Agent; provided that the delivery of a certificate or other report within 30 days that corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report and any and all inaccuracies arising from the continuation of such initial inaccurate certificate or report; or

(iii)     any representation, warranty or certification made by the Transferor in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect when made and continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Transferor by the Administrative Agent or the Collateral Agent (which shall be given at the direction of the Administrative Agent) and (ii) the date on which a Responsible Officer of the Transferor acquires knowledge thereof; provided that the delivery of a certificate or other report within 30 days which corrects any inaccuracy contained in a previous certificate or report shall be deemed to cure such inaccuracy as of the date of delivery of such updated certificate or report and any and all inaccuracies arising from the continuation of such initial inaccurate certificate or report; or

(iv)     a Bankruptcy Event shall occur with respect to the Transferor; or

(v)      the occurrence of (A) an Event of Default set forth in Section 7.01 of the Loan and Servicing Agreement (past any applicable notice or cure period provided in the definition thereof) or (B) the Facility Maturity Date; or

(vi)     a notice of Lien shall have been filed by the Pension Benefit Guaranty Corporation against the Transferor under Section 430(k) of the Code or Section 303(k) of ERISA for a failure to make a required installment or other payment to a plan to which Section 430(k) of the Code or Section 303(k) of ERISA applies unless there shall have been delivered to the Administrative Agent proof of release of such Lien; or

(vii)    (A) the rendering of one or more judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $1,000,000 against the Transferor, and the Transferor shall not have either (1) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (2) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; (B) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Transferor to enforce any such judgment; or (C) the Transferor shall have made payments of amounts in excess of $1,000,000 in the settlement of any litigation, claim or dispute (excluding payments actually made from insurance proceeds); or

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(viii)   a federal tax notice of Lien, in an amount equal to or greater than $1,000,000, shall have been filed against the Transferor unless there shall have been delivered to the Administrative Agent proof of release of such Lien;

then, (A) in the case of any Transferor Termination Event described in paragraph (iv) or (v)(A) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Transferor shall thereupon automatically terminate without further notice of any kind, the receipt of which by the Transferor is hereby waived by the Transferor, (B) in the case of any Transferor Termination Event described in paragraph (v)(B) above, the obligation of the Purchaser to Purchase Sale Portfolio from the Transferor shall thereupon terminate without notice of any kind, which is hereby waived by the Transferor unless both the Purchaser and the Transferor agree in writing that such event shall not trigger an Early Termination (as hereinafter defined) hereunder, and (C) in the case of any other Transferor Termination Event, so long as such Transferor Termination Event shall be continuing, the Purchaser or the Administrative Agent may terminate the Purchaser’s obligation to Purchase Sale Portfolio from the Transferor by written notice to the Transferor (any termination pursuant to clause (A), (B) or (C) of this Section 8.1(a) is herein called an “Early Termination”); provided that, in the event of any involuntary petition or proceeding as described in clause (i) of the definition of “Bankruptcy Event” as defined in the Loan and Servicing Agreement, the Purchaser shall not Purchase Sale Portfolio from the Transferor unless such involuntary petition or proceeding is dismissed, bonded or discharged prior to such Purchase and within sixty (60) days of the filing of such petition or the commencement of such proceeding.

Section 8.2.        Remedies.

(a)        If a Transferor Termination Event has occurred, the Purchaser (and its assignees) shall have, in addition to all other rights and remedies under this Agreement or otherwise all of the rights and remedies provided to a secured creditor under the UCC of each applicable jurisdiction and other Applicable Law in respect thereto, which rights shall be cumulative.

(b)       The Transferor agrees that, upon the occurrence of a Transferor Termination Event the Purchaser, the Collateral Agent or the Administrative Agent shall have the right to:

(i)       require the Transferor to, and the Transferor hereby agrees that it will at the Transferor’s expense and upon request of the Purchaser, the Collateral Agent or the Administrative Agent forthwith, assemble all or any part of the Sale Portfolio as directed by the Purchaser, the Collateral Agent or the Administrative Agent and make the same available at a place to be designated by the Purchaser, the Collateral Agent or the Administrative Agent; and

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(ii)      without notice except as specified below, sell the Sale Portfolio or any part thereof in one or more parcels at a public or private sale, at any of the Collateral Agent’s, the Purchaser’s or the Administrative Agent’s offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Purchaser, the Collateral Agent or the Administrative Agent may deem commercially reasonable. The Transferor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Transferor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Purchaser, the Collateral Agent or the Administrative Agent shall not be obligated to make any sale of Sale Portfolio regardless of notice of sale having been given. The Purchaser, the Collateral Agent or the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

Section 8.3.       Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, the Transferor’s and the Purchaser’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII, as applicable, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Transferor pursuant to Articles III and IV and the provisions of Section 6.1 and Section 6.2, the rights and obligations under ARTICLE VII, the indemnification provisions of ARTICLE IX and the provisions of Section 5.1, Section 10.1, Section 10.7, Section 10.8, Section 10.9, Section 10.11, Section 10.12, Section 10.13 and Section 10.16 shall be continuing and shall survive any termination of this Agreement.

ARTICLE IX.

INDEMNIFICATION

Section 9.1.        Indemnification by the Transferor.

(a)        Without limiting any other rights which the Purchaser, any assignee of the Purchaser or any such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each an “Indemnified Party”) may have hereunder or under Applicable Law, the Transferor hereby agrees to indemnify any Indemnified Party from and against any and all costs, expenses, losses, damages, claims, and liabilities, including reasonable attorneys’ fees and disbursements (all of the foregoing, being collectively referred to as, “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement excluding, however, any such amounts resulting solely from (x) any gross negligence, bad faith or willful misconduct on the part of the applicable Indemnified Party as determined in a court of competent jurisdiction by final non-appealable judgment or (y) the uncollectability of any Loan Asset due to the Obligor’s failure to pay any amounts due under the applicable loan agreement in accordance with its terms.

(b)       Any Indemnified Amounts shall be paid by the Transferor to the Administrative Agent, for the benefit of the applicable Indemnified Party, within two (2) Business Days following receipt by the Transferor of the Administrative Agent's written demand therefor (and the Administrative Agent shall pay such amounts to the applicable Indemnified Party promptly after the receipt by the Administrative Agent of such amounts).

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(c)       If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages or liabilities, then the Transferor shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Transferor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)       If the Transferor has made any indemnity payments to the Administrative Agent, on behalf of an Indemnified Party pursuant to this Section 9.1 and such Indemnified Party thereafter collects any of such amounts from others, such Indemnified Party will promptly repay such amounts collected to the Transferor, without interest.

(e)       Indemnified under this Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any Tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such Tax or refund on the amount of Tax measured by net income or profits that is or was payable by the Indemnified Party.

(f)       The obligations of the Transferor under this Section 9.1 shall survive the resignation or removal of the Administrative Agent, the Lenders, the Collateral Agent, the Account Bank or the Collateral Custodian, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender, the Purchaser, the Account Bank or the Collateral Custodian and the termination of this Agreement.

(g)       Any indemnification pursuant to this Section 9.1 shall not be payable from the Sale Portfolio.

Section 9.2.       Assignment of Indemnities.

The Transferor acknowledges that, pursuant to the Loan and Servicing Agreement, the Purchaser shall assign its rights of indemnity granted hereunder to the Collateral Agent, for the benefit of the Secured Parties. Upon such assignment, (a) the Collateral Agent, for the benefit of the Secured Parties, shall have all rights of the Purchaser hereunder and may in turn assign such rights, and (b) the obligations of the Transferor under this ARTICLE IX shall inure to the Collateral Agent, for the benefit of the Secured Parties. The Transferor agrees that, upon such assignment, the Collateral Agent, for the benefit of the Secured Parties, may enforce directly, without joinder of the Purchaser, the indemnities set forth in this ARTICLE IX.

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ARTICLE X.

MISCELLANEOUS

Section 10.1.    Limitation on Liability. No claim may be made by the Transferor or any other Person against the Lender, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Transferor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.2.    Amendments; Limited Agency. Except as provided in this Section 10.2, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Purchaser and the Transferor and consented to in writing by the Administrative Agent, the Required Lenders and the Collateral Agent.

Section 10.3.    Waivers; Cumulative Remedies. No failure or delay on the part of the Purchaser (or any assignee thereof) or the Transferor, in exercising any power, right, privilege or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, privilege or remedy preclude any other or future exercise thereof or the exercise of any other power, right, privilege or remedy. The powers, rights, privileges and remedies herein provided are cumulative and not exhaustive of any powers, rights, privileges and remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 10.4.    Notices. All demands, notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth under its name below or at such other address as shall be designated by such party in a written notice to the other parties hereto:

If to Purchaser:

Golub Capital BDC Funding II LLC
c/o Golub Capital BDC, Inc.
666 Fifth Avenue, 18th Floor
New York, New York 10103
Attention: Structured Products
Email: structuredproducts@golubcapital.com

If to Transferor:

Golub Capital BDC, Inc.
666 Fifth Avenue, 18th Floor
New York, New York 10103
Attention: Structured Products
Email: structuredproducts@golubcapital.com

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Notices and communications by e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received.

Section 10.5.     Merger and Integration. Except as specifically stated otherwise herein, this Agreement, the Loan and Servicing Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement, the Loan and Servicing Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 10.6.    Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 10.7.   GOVERNING LAW; JURY WAIVER. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

Section 10.8.     Consent to Jurisdiction; Service of Process.

(a)       Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)       Each of the Transferor and the Purchaser agrees that service of process may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to the Transferor or the Purchaser, as applicable, at its address specified in Section 10.4. Nothing in this Section 10.8 shall affect the right of the Transferor or the Purchaser to serve legal process in any other manner permitted by law.

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Section 10.9.     Costs, Expenses and Taxes.

(a)       In addition to the rights of indemnification granted to the Purchaser and its Affiliates and officers, directors, employees and agents thereof under ARTICLE IX hereof, the Transferor agrees to pay on the Payment Date pertaining to a Remittance Period all out-of-pocket costs and expenses of the Purchaser or its assignees incurred in connection with (x) the preparation, execution, delivery, administration, amendment or modification of, any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, the fees and expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser or its assignees as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and (y) the enforcement or potential enforcement of this Agreement or any Transaction Document and the other documents to be delivered hereunder or in connection herewith.

(b)       The Transferor shall pay, on the Payment Date pertaining to a Remittance Period, any and all stamp, sales, excise and other taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.

(c)       The Transferor shall pay, on the Payment Date pertaining to a Remittance Period, all other out-of-pocket costs, expenses and Taxes (excluding Taxes imposed on or measured by net income) incurred by the Purchaser or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder, including, without limitation, all costs and expenses incurred by the Purchaser or its assignees in connection with periodic audits of the Transferor’s books and records, including without limitation the Records.

Section 10.10.   Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.11.   Bankruptcy Non-Petition and Limited Recourse; Claims. The Transferor hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser any Bankruptcy Proceeding so long as there shall not have elapsed one (1) year (or such longer preference period as shall then be in effect) and one day since the Collection Date. The Transferor hereby acknowledges that (i) the Purchaser has no assets other than the Sale Portfolio and rights and interests in the Transaction Documents and rights incidental thereto, (ii) the Purchaser shall, immediately upon Purchase hereunder, grant a security interest in the Sale Portfolio to the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Loan and Servicing Agreement, and (iii) Available Collections generated by the Sale Portfolio will be applied to payment of the Purchaser’s obligations under the Loan and Servicing Agreement. In addition, the Transferor shall have no recourse for any amounts payable or any other obligations arising under this Agreement against any officer, member, director, employee, partner, Affiliate or security holder of the Purchaser or any of its successors or assigns.

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The provisions of this Section 10.11 are a material inducement for the Purchaser to enter into this Agreement and the transactions contemplated hereby and for the Administrative Agent and the Secured Parties to enter into the Loan and Servicing Agreement and the transactions contemplated thereby and are an essential term hereof. The Purchaser may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding-up, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws or any similar laws.

Section 10.12.   Binding Effect; Assignability.

(a)       This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)        Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Purchaser or the Transferor except as permitted by this Section 10.12 or the Loan and Servicing Agreement. Simultaneously with the execution and delivery of this Agreement, the Purchaser will assign all of its right, title and interest in this Agreement to the Collateral Agent, for the benefit of the Secured Parties, to which assignment the Transferor hereby expressly consents. Upon assignment, the Transferor agrees to perform its obligations hereunder for the benefit of the Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement and the Collateral Agent, in such capacity, shall be a third party beneficiary hereof. The Collateral Agent, for the benefit of the Secured Parties, under the Loan and Servicing Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Transferor hereunder without joinder of the Purchaser.

(c)        The Administrative Agent, the Lender, the Collateral Custodian, the Collateral Agent and the other Secured Parties shall be third-party beneficiaries of this Agreement.

Section 10.13.   Waiver of Setoff.

(a)       The Transferor’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right the Transferor might have against the Purchaser, the Administrative Agent, the Lender, the Collateral Agent, the Collateral Custodian, the other Secured Parties or any assignee of such Persons, all of which rights are hereby waived by the Transferor.

(b)        The Purchaser shall have the right to set-off against the Transferor any amounts to which the Transferor may be entitled hereunder and to apply such amounts to any claims the Purchaser may have against the Transferor from time to time under this Agreement. Upon any such set-off, the Purchaser shall give notice of the amount thereof and the reasons therefor to the Transferor.

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Section 10.14.  Headings and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 10.15.   Rights of Inspection. At the discretion of the Purchaser and the Administrative Agent, the Transferor shall allow the Purchaser and the Administrative Agent to review the Transferor’s compliance with its obligations under this Agreement and any other Transaction Document to which it is a party, and to conduct an audit of the Sale Portfolio and Required Loan Documents in conjunction with such a review. The Transferor agrees to render to the Administrative Agent and the Purchaser such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Transferor’s business and operations. So long as no Transferor Termination Event has occurred and is continuing, such visits and inspections shall occur only (x) upon five (5) Business Days' prior written notice and (y) during normal business hours. During the existence of a Transferor Termination Event, there shall be no limit on the timing of such inspections provided that the Administrative Agent or the Purchaser shall have provided the Transferor with one Business Day notice before any such inspection. The Purchaser and the Administrative Agent and their representatives and successors and assigns acknowledge that in exercising the rights and privileges conferred in this Section 10.15, the Purchaser and the Administrative Agent and their representatives or assigns may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Transferor has a proprietary interest. The Purchaser and the Administrative Agent and their representatives and successors and assigns each agree that (i) each shall retain in strict confidence and shall use commercially reasonable efforts to ensure that its representatives retain in strict confidence and will not disclose without the prior written consent of the Transferor any or all of such information, practices, books, correspondence and records furnished to them and (ii) that they will not, and will use commercially reasonable efforts to ensure that its representatives and assigns will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Transferor, unless such information is generally available to the public or is required by law to be disclosed.

Section 10.16.  Subordination. The Transferor hereby agrees that all obligations and indebtedness of the Purchaser owed to the Transferor shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Purchaser owing to the Lender, the Collateral Agent, the Collateral Custodian, the Administrative Agent or any other Secured Party under the Loan and Servicing Agreement.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

GOLUB CAPITAL BDC FUNDING II LLC
as the Purchaser

By: Golub Capital BDC, Inc.,
its Designated Manager

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

GOLUB CAPITAL BDC, INC.

as the Transferor

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

Schedule I

SALE PORTFOLIO LIST

(See Attached)

Sch. I-1